                                                                     EXHIBIT 8.1

                 PLAN AND AGREEMENT OF MERGER AND REORGANIZATION





                                      among



                      AMERICAN DIVERSIFIED SECURITIES, INC.
                              a Nevada corporation




                                       and


                            JAMES BUCHANAN REA, INC.,
                            a California corporation














                                November 24, 1997

                 PLAN AND AGREEMENT OF MERGER AND REORGANIZATION

               This PLAN AND AGREEMENT OF MERGER AND REORGANIZATION (this "Agreement") is entered into as of November 24, 1997 among American Diversified Corporation, a Delaware corporation (the "Corporation"), American Diversified Holdings, Inc., a Nevada corporation (the "Parent"), American Diversified Securities, Inc., a Nevada corporation (the "Subsidiary") and James Buchanan Rea, Inc., a California corporation (the "Company"), and James Buchanan Rea, Jr., an individual and the majority shareholder of the Company (the "Majority Shareholder").

                                 R E C I T A L S

               A. WHEREAS, the Boards of Directors of the Corporation, the Parent, the Subsidiary and the Company have approved the merger of the Company with and into the Subsidiary pursuant to this Agreement (the "Merger") and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

               B. WHEREAS, it is intended that Parent, the Subsidiary, the Company and the Majority Shareholder will recognize no gain or loss for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder as a result of the consummation of the
Merger:

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

               Unless otherwise defined herein or the context otherwise requires, the terms defined in this Article 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

               "Action" shall mean any legal action, suit, arbitration or other legal, administrative or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign).

               "Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.


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               "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

               "Agreement" shall mean this Plan and Agreement of Merger and Reorganization.

               "Applicable Law" shall mean any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to the Subsidiary, the Majority Shareholders, the Company, the Fund or any of their respective Affiliates, properties, assets, officers, directors, employees or agents.

               "Closing" and "Closing Date" shall have the respective meanings assigned to such terms in Section 3.3(a).

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Company" shall mean James Buchanan Rea, Inc., a California corporation. After the Effective Time of the Merger, the term "Company" shall also include the "Subsidiary" as the surviving corporation in the Merger.

               "Company Balance Sheet" shall have the meaning assigned to such term in Section 6.15.

               "Company Financial Statements" shall have the meaning assigned to such term in Section 6.15.

               "Company Policies" shall have the meaning assigned to such term in Section 6.20.

               "Company Common Stock" shall mean the Company's authorized class of common stock, no par value per share.

               "Corporation" shall mean American Diversified Corporation, a Delaware corporation that owns 90% of the Parent.

               "Damages" shall mean any and all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorneys', accountants' and experts, fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under Article 13 hereof).

               "Dealer Agreements" shall mean those agreements between the Company and Persons registered as brokers or dealers with the SEC pursuant to which such Persons agree to act as non-exclusive dealers in shares of the Fund.



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               "Effective Time" shall have the meaning assigned to such term in
Section 2.2.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" shall mean any Person which is (or at any relevant time was) a member of a controlled group of corporations within the meaning of Code Section 414(b), all trades or businesses under common control within the meaning of Code Section 414(c), and all affiliated service groups within the meaning of Code Section 414(m), of which the Company is (or at any relevant time was) a member.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all the rules and regulations of the SEC thereunder.

               "Fund" shall mean Rea-Graham Funds, Inc., a Maryland corporation.

               "Fund Financial Statements" shall have the meaning assigned to such term in Section 6.14.

               "Fund Policies" shall have the meaning assigned to such term in
Section 6.12.

               "GAAP" shall mean generally accepted accounting principles.

               "Governmental Entity" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States, any foreign government, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrators) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the NASD and the Investment Management Regulatory Organization Limited).

               "Indebtedness" shall mean any obligation of the Company or the Fund which under GAAP is required to be shown on the balance sheet of the Company or the Fund, as applicable, as a liability.

               "Intellectual Property Rights" shall have the meaning assigned to such term in Section 6.19.

               "Investment Advisory Agreement" shall mean that certain Investment Advisory Agreement between the Company and the Fund dated as of July 15, 1988.


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
               "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and all rules and regulations of the SEC thereunder.

               "IRS" shall mean the United States Internal Revenue Service.

               "Legal Requirement" shall mean any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

               "Lien" shall mean and include any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, or any other encumbrance whatsoever.

               "Majority Shareholder" shall mean James Buchanan Rea, Jr., an individual.

               "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition, properties, profitability, prospects or operations of the Company or the Fund, as applicable.

               "Manager" shall mean the manager of the Company and the Subsidiary pursuant to the Agreement.

               "Merger Filing" shall have the meaning assigned to such term in
Section 2.2.

               "Names" shall mean "Rea" and "Rea-Graham".

               "NASD" shall mean the National Association of Securities Dealers, Inc.

               "New Advisory Agreement" shall have the meaning assigned to such term in Section 8.4.

               "New Underwriting Agreement" shall have the meaning assigned to such term in Section 8.4.

               "Ordinary Course" shall mean, when used with reference to the Company, the ordinary course of the Company's business, consistent with past practices.

               "Parent" shall mean American Diversified Holdings, Inc., a Nevada corporation.

               "Permits" shall have the meaning assigned to such term in Section 6.23.

               "Person" shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, Governmental Entities and any other entities.

               "Radix Software" shall have the meaning assigned to such term in
Section 8.2.

               "Recent Company Statement Date" shall have the meaning assigned to such term in Section 6.15.


               "Recent Fund Statement Date" shall have the meaning assigned to such term in Section 6.14.

               "SEC" shall mean the Securities and Exchange Commission.

               "Securities Act" shall mean the Securities Act of 1933, as amended, and all the rules and regulations of the SEC thereunder.

               "Securities Laws" shall mean the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, and the rules and regulations of the SEC promulgated thereunder.

               "Shareholder" shall mean the holders of all of the issued and outstanding shares of the Company's Common Stock, as set forth on Exhibit A, attached hereto.

               "Subsidiary" shall mean American Diversified Securities, Inc., a Nevada corporation.

               "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine penalty or addition thereto, whether disputed or not.

               "Tax Return" shall mean any return, declaration, report, claim for refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

               "U.S." shall mean the United States of America.

                                    ARTICLE 2

                                   THE MERGER

        SECTION 2.1 THE MERGER. At the Effective Time in accordance with the Nevada law, the Company shall be merged with and into the Subsidiary and the separate existence of the Company shall thereupon cease. The Subsidiary shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

        SECTION 2.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as the Agreements and Articles of Merger, in the forms set forth as Exhibit B-1 and B-2 hereto, are filed with the Secretaries of State of the State of Nevada and the State of California (the "Merger Filing"); such filing shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.3.


                                    ARTICLE 3

                              CONVERSION OF SHARES

        SECTION 3.1 CONVERSION OF COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company (a) each issued and outstanding share of Common Stock of the Company ("Company Common Stock") held by the Majority Shareholder shall, be converted into the right to receive, and become exchangeable for, 237,500 shares of validly issued, fully paid and nonassessable share of common stock of Parent ("Parent Common Stock"), as provided in this Agreement; and (b) each issued and outstanding share of Company Common Stock held by all shareholders of the Company other than the Majority Shareholder shall be converted into the right to receive and become exchangeable for $3.25 in cash (an aggregate cash amount of $160,875).

        SECTION 3.2 CANCELLATION OF COMPANY STOCK. All shares of Company Common Stock held by the Subsidiary shall be canceled automatically and returned to the status of authorized but unissued shares.

        SECTION 3.3 CLOSING OF THE MERGER AND REORGANIZATION.

        (a) The closing (the "Closing") of the merger and reorganization transactions contemplated by this Agreement shall take place at the offices of Jeffers, Wilson, Shaff & Falk, LLP, on the business day immediately after the last of the conditions set forth in Article 11 hereof is fulfilled or waived, or at such other time and place as Parent and the Company shall agree (the date on which the Closing occurs being the "Closing Date").



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

        (b) Deliveries by the Company to the Subsidiary. On the Closing Date, the Company will deliver to the Subsidiary the following:

           (i) stock certificates duly endorsed in blank representing all issued and outstanding shares of the Company's Common Stock;

          (ii) a certificate from the appropriate Secretary of State or other similar government official of the jurisdiction of incorporation as to the good standing of the Company, as of a date within five (5) days of the Closing Date;

          (iii) copies of the resolutions or consents of the Board of Directors of Company approving the Merger and the other agreements and transactions contemplated hereby, certified by the corporate secretary or assistant corporate secretary of the Company, and certified copies of the resolutions or consents, in form and substance reasonably satisfactory to the Subsidiary, certified by the corporate secretary or assistant corporate secretary of the Company, constituting Shareholder approval of the Merger, termination of the Shareholder Agreement of the Company, and all other agreements and transactions contemplated hereby by the Shareholders;

          (iv) all of the documents, certificates and instruments required to be delivered, or cause to be delivered by the Company pursuant to Section 11.1 hereof;

          (v) a certificate of the corporate secretary or an assistant corporate secretary of the Company certifying the name, title and true signature of each officer of Company executing any of the other documents and certificates to be delivered pursuant to or in connection with this Agreement, as applicable; and

          (vi) such other documents as are required to be delivered prior to or on the Closing Date pursuant to this Agreement or as may reasonably be requested by the Subsidiary.

        (c) Deliveries by Parent and/or the Subsidiary. On the Closing Date, Parent and/or the Subsidiary will deliver to the Company the following:

           (i) stock certificate(s) representing the shares of the Parent's common stock issuable to the Majority Shareholder;

          (ii) (a) certified or bank cashier's checks in the amount of $3.25 per share payable to each of the Shareholders other than the Majority Shareholder times the number of shares of Company Common Stock registered in the name(s) of such Shareholders; and


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

        (iii) a copy of the charter of Parent and of Subsidiary certified as of a date within five (5) days of the Closing Date by the Secretary of State of the state of incorporation of each such corporation and certified by the corporate secretary or an assistant corporate secretary of each such corporation as to the absence of any amendments between the dates of certification by such official and the Closing Date;

        (iv) a certificate from the appropriate Secretary of State or other similar government official of the jurisdiction of incorporation as to the good standing of the Parent and of Subsidiary, as of a date within five (5) days of the Closing Date;

        (v) copies of the resolutions or consents of each of the Board of Directors of the Subsidiary and Parent approving the Merger, the issuance of Parent Common Stock issuable hereunder and the other agreements and transactions contemplated hereby, as applicable, and, certified by the corporate secretary or an assistant corporate secretary of the Subsidiary and/or Parent;

        (vi) all of the documents, certificates and instruments required to be delivered, or cause to be delivered by the Company pursuant to Section 11.2 hereof;

        (vii) the opinion of Subsidiary counsel referred to in Section 11.2.4 hereof;

        (viii) a certificate of the corporate secretary or an assistant corporate secretary of the Subsidiary and/or Parent certifying the name, title and true signature of each officer of the Subsidiary any of the Agreements and the other documents and certificates to be delivered pursuant to or in connection with this Agreement;

        (ix) all Approvals from third parties as are required for the Subsidiary to consummate the Merger and the other transactions contemplated by the Agreements hereto; and

        (x) such other documents as are required to be delivered prior to or on the Closing Date pursuant to this Agreement or as may be reasonably requested by Company.

                                    ARTICLE 4

                 LIMITED LICENSE OF "REA" AND "REA-GRAHAM" NAMES

        SECTION 4.1 LIMITED LICENSE OF "REA" AND "REA-GRAHAM" NAMES. The names "Rea" and "Rea-Graham" (the "Names") are proprietary to Majority Shareholder. Majority Shareholder hereby grants a limited license to the Subsidiary to use the Names only in connection


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
with series portfolio(s) of the Fund and only so long as such series investment policies are based on the value-based principles of the published writings of Benjamin Graham as generally set forth in the Fund's current prospectus and so long as Majority Shareholder remains employed by the Subsidiary or an affiliate. If, at any time, Majority Shareholder's employment with the Subsidiary or an affiliate shall cease, whether by resignation or termination, or in the judgement of Majority Shareholder any such series of the Fund is no longer being operated as set forth in the preceding sentence, on written demand by Majority Shareholder, the Subsidiary will cause all or any such series of the Fund to amend its governing instruments, including its Articles of Incorporation and Bylaws, to delete the Names or any approximation thereof. It is recognized that damages would not be an adequate remedy at law to enforce this provision; and Majority Shareholder shall therefore have the right to enforce this provision by all legal means, including the right of injunction.

                                    ARTICLE 5

                        LIMITED LICENSE OF RADIX SOFTWARE

        SECTION 5.1 LIMITED LICENSE OF RADIX SOFTWARE. The proprietary investment research and analysis software known as "Radix" (the "Radix Software") is owned by and is proprietary to Majority Shareholder. Majority Shareholder hereby grants a limited license to the Subsidiary to use the Radix Software, at no licensing fee cost to Subsidiary, in connection with the Subsidiary's investment research and analysis activities for a term that shall terminate upon the cessation of Majority Shareholder's employment by the Subsidiary or an affiliate. Subsidiary shall pay the ongoing costs and expenses associated with its use of Radix Software during the period of the license.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES
                       CONCERNING THE COMPANY AND THE FUND

               The Company represents and warrants to, and covenant and agree with, the Subsidiary that:

        SECTION 6.1 ORGANIZATION, QUALIFICATION AND CORPORATE AUTHORITY OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite corporate power to own its property and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such license or qualification is necessary under Applicable Law as a result of the conduct of its business. The copies of the Articles of Incorporation and bylaws of the Company which have been delivered to the Subsidiary prior to the execution of this Agreement are true and correct and have not been amended or repealed.

        SECTION 6.2 CAPITAL STOCK OF THE COMPANY. The Company's authorized capital stock consists of 100,000 shares of Common Stock, of which 100,000 shares are issued and outstanding and held by the Shareholders as reflected in Exhibit A, and no other shares are issued and outstanding. All of the Company's issued and outstanding Common Stock has been duly authorized and is validly issued, fully paid and nonassessable. There are no outstanding securities convertible into or exchangeable for the capital stock of the Company or any outstanding options, calls or other commitments for the issuance, sale or delivery of any shares of the capital stock of the Company or of any securities so convertible or exchangeable.

        SECTION 6.3 ORGANIZATION, QUALIFICATION AND CORPORATE AUTHORITY OF THE FUND. The Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite corporate power to own its property and to carry on its business as it is now being conducted. The Fund is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such license or qualification is necessary under Applicable Law as a result of the conduct of its business. The copies of the Articles of Incorporation and bylaws of the Fund which have been delivered to the Subsidiary prior to the execution of this Agreement are true and correct and have not been amended or repealed.

        SECTION 6.4 CAPITAL STOCK OF THE FUND. The Fund's authorized capital stock consists of 20,000,000 shares of common stock, $1.00 par value per share. All of the Fund's issued and outstanding shares of common stock has been duly authorized and is validly issued, fully paid and nonassessable. All outstanding shares of the Fund required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder. All outstanding shares of the Fund required to be registered or qualified under state securities laws were registered or qualified under those laws as required. The Fund's records accurately reflect the number of the outstanding shares and the record holders thereof.

        SECTION 6.5 NO SUBSIDIARIES. Neither the Company nor the Fund has any subsidiary nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other entity.

        SECTION 6.6 INVESTMENT ADVISOR REGISTRATION. The Company is and has been duly registered as an investment advisor under the Advisers Act since 1980 and under California law since 1980. The Company is duly registered as an investment advisor in the states and jurisdictions listed on Schedule 6.6, and all of such registrations are current and in full force and effect. The Company is in good standing as a registered investment advisor in each such state or jurisdiction. The Company has previously delivered to the Subsidiary true and complete copies of the Company's Form ADV filed with the SEC.



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

        SECTION 6.7 INVESTMENT ADVISORY BUSINESS.

        (a) The Company is the investment advisor to the Fund pursuant to the Investment Advisory Agreement, a true and complete copy of which has been delivered to the Subsidiary, and such agreement is in full force and effect on the date hereof. The Company does not provide investment advisory services to any Person other than the Fund.

        (b) Each Shareholder, director or employee of the Company who is required to be registered as an investment adviser's agent or representative, a principal or an associated person of an investment adviser or in any other similarly designated position, with the SEC, the securities commission of any state or any self-regulatory organization is duly registered as required and each such registration is in full force and effect.

        (c) Neither the Company nor any "affiliated person" thereof, as defined in the Advisers Act, (i) is ineligible pursuant to Section 9(a) of the Advisers Act to serve as an investment adviser (or in any other capacity contemplated by the Advisers Act) to a registered investment company, or (ii) has engaged or is engaging in any of the conduct specified in Section 9(b) of the Advisers Act or
Section 203(e) of the Advisers Act that would be reasonably expected to result in SEC action to disqualify the Company as an investment adviser.

        (d) The Company has no arrangements, understandings or intentions to impose an "unfair burden", as that term is used in Section 15 of the Investment Company Act, upon the Fund as a result of the transactions contemplated by this Agreement.

        (e) The Company has adopted a formal code of ethics and a written policy against insider trading. Such code and policy comply with Section 204 of the Advisers Act.

        (f) The Company is now, and at all times since 1990 has been, in compliance with any net capital requirements imposed by federal and securities laws to which it is subject.

        SECTION 6.8 MATERIAL CONTRACTS OF THE COMPANY; NO DEFAULTS. Schedule 6.8 contains a true and complete list of each material contract, agreement, operating lease, capital lease, permit, commitment, binding arrangement or instrument to which the Company is a party or by which the Company is bound, including, without limitation, the Investment Advisory Agreement and all Dealer Agreements. There has not been any material default in any contract, agreement, operating lease, capital lease, permit, commitment, binding arrangement or instrument, and the Company has not waived any material right thereunder or with respect thereto.

        SECTION 6.9 BROKER/DEALER REGISTRATION AND BUSINESS.

        (a) The Company is and has been duly registered as a broker and a dealer pursuant to Section 15 of the Exchange Act since 1990, and under California law since 1990, which registrations are in full force and effect. With respect to the registrations under the Exchange Act and under California law, neither the applications for registration nor any amendment thereto contain any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading. The Company is a member in good standing with the NASD. The Company has previously delivered to the Subsidiary a true and complete copy of the Company's Form BD filed with the SEC and NASD.

        (b) The Company is duly registered as a broker and a dealer in the states and jurisdictions listed on Schedule 6.9 hereto, and all of such registrations are current and in full force and effect. The Company is in good standing as a registered broker and registered dealer in each such state or jurisdiction.

        (c) The Company has not effected any transaction as a broker or as a dealer either as principal or as agent for any Person, including, without limitation, the Fund, since October, 1995, other than as an underwriter/distributor for the Fund.

        (d) The Company has filed with the SEC all reports required by the Exchange Act Rule 17a-5(a) for the three years prior to the Closing Date. All of such reports are fairly stated in all material respects and were prepared in accordance with Applicable Law.

        (e) The Company is now, and at all times since 1990 has been, in compliance with the net capital provisions of Rule 15c3-1 under the Exchange Act and all other applicable rules and regulations of the SEC and the NASD.

        (f) The Company is now, and at all times since 1990 has been, in compliance with the net capital provisions required to be maintained by each state or jurisdiction in which the Company is registered as a broker-dealer.

        (g) There are no special restrictions or limitations imposed by the NASD relating to the conduct of the Company's business except those which may be contained in the Company's current membership agreement with the NASD.

        SECTION 6.10 DEALER AGREEMENTS. No party with which the Company has entered into a Dealer Agreement has indicated to the Company any intent to terminate its Dealer Agreement with the Company, and the Company has no reason to believe that any such party intends to terminate its Dealer Agreement, including upon consummation of the Merger contemplated by this Agreement. The Company has not encouraged any such party to terminate its Dealer Agreement with the Company.

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        SECTION 6.11         BUSINESS OF THE FUND.

        (a) The Fund is registered as an open-end management investment company under the Investment Company Act. The registration statements of the Fund under the Securities Act and the Investment Company Act complied with the requirements of the respective Acts and no such registration statement contained, as of its effective date, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading. (b) The Fund is being and has been operated fully in compliance with its investment objectives, policies, limitations and restrictions, all as set forth in the registration statement and governing instruments for the Fund.

        (b) The Fund is being and has been operated fully in compliance with its investment objectives, policies, limitations and restrictions, all as set forth in the registration statement and governing instruments for the Fund.

        (c) The Board of Directors of the Fund has been properly constituted and complies, to the extent applicable, with the requirements of Section 10 of the Investment Company Act. No member of the Board of Directors of the Fund is or has been subject to any disability under Section 9 of the Investment Company Act.

        (d) The Fund has elected to be treated as a "regulated investment company" under Subchapter M of the Code and has qualified as a regulated investment company for each year during its existence. The Fund has complied with all applicable provisions of law necessary to preserve and retain the Fund's election and status as a regulated investment company.

        (e) None of the information furnished by the Company for inclusion by the Fund in its proxy materials for the three years prior to the Closing Date have contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading.

        (f) The Fund has duly adopted procedures pursuant to Rule 17e-1 under the Advisers Act, to the extent applicable; and the Fund has complied, for a period of at least [three] years prior to the date hereof, currently complies and will comply with the requirements of Section 17(e) of the Investment Company Act and Rule 17e-1 thereunder, to the extent applicable. The Fund has not engaged in any transaction prohibited by Section 10(f) of the Investment Company Act.

        (g) The Fund has adopted a formal code of ethics and a written policy against insider trading. Such code and policy comply with Section 17(j) of the Investment Company Act and Rule 17j-1 thereunder.

        (h) The current prospectus and statement of additional information of the Fund, and all current supplemental advertising or marketing material relating to the Fund, comply with the Securities Act, the Investment Company Act, all applicable state laws and any applicable rules of the NASD. No such document or material contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading.

                   (i) All advertising or marketing materials relating to the Fund required to be filed with the NASD or under any state securities law have been so filed in a timely manner.

        SECTION 6.12 FUND INSURANCE. There are in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, including, without limitation, a fidelity bond underwritten by ICI Mutual Insurance Company, insuring the Fund and its properties and business against such losses and risks, and in such amounts, as are customary, or required by any Governmental Entity, in the case of corporations of established reputation engaged in the same or similar business and similarly situated (collectively, "Fund Policies"). The Fund has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect.

        SECTION 6.13 MATERIAL CONTRACTS OF THE FUND; NO DEFAULTS. Schedule 6.13 contains a true and complete list of each material contract, agreement, operating lease, capital lease, permit, commitment, binding arrangement or instrument to which the Fund is a party or by which the Fund is bound, including, without limitation, administrative agreements, transfer agent agreements, custody agreements, underwriting and distribution related agreements (including copies of all plans adopted under Rule 12b-1 under the Investment Company Act). There has not been any material default in any contract, agreement, operating lease, capital lease, permit, commitment, binding arrangement or instrument, and the Fund has not waived any material right thereunder or with respect thereto.

        SECTION 6.14 FUND FINANCIAL STATEMENTS. The audited balance sheet of the Fund as of March 31, 1997 and the related financial statements for the year then ended, as reported on by McGladrey & Pullen, LLP, and the unaudited balance sheet of the Fund as of September 30, 1997 (the "Recent Fund Statement Date") and the related unaudited financial statements for the period then ended, as prepared by McGladrey & Pullen, LLP, and each balance sheet of the Fund, and the related financial statements, as of a date or period subsequent to the Recent Fund Statement Date, have been or will be prepared in accordance with GAAP applied on a consistent basis, and present fairly the financial position and results of operation of the Fund on the dates and for the periods stated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments in accordance with GAAP) (collectively, the financial statements referred to above being referred to as the "Fund Financial Statements").

        SECTION 6.15 COMPANY FINANCIAL STATEMENTS. The audited balance sheet of the company as of December 31, 1996 and the related financial statements for the year then ended, as reported on by McGladrey & Pullen LLP, and the unaudited balance sheet of the Company (the "Company Balance Sheet"), as of September 30, 1997 (the "Recent Company Statement Date") and the related unaudited financial statements for the period then ended, as prepared by Julie S. Kurland, C.P.A., and each balance sheet of the Company, and the related financial statements, as of a date or period subsequent to the Recent Company Statement Date, have been or will be prepared in accordance with GAAP applied on a consistent basis, and present fairly the financial position and results of operation of the Company on the dates and for the periods stated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments in accordance with GAAP) (collectively, the financial statements referred to above being referred to as the "Company Financial Statements").

        SECTION 6.16 CONSENTS. Other than as listed in Schedule 6.16 hereto, no approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any Governmental Entity or any other Person is required in order to permit the Shareholders to effect the Merger as contemplated hereby.

        SECTION 6.17 NO UNDISCLOSED LIABILITIES. Except (a) to the extent set forth or provided for in either the Fund Financial Statements and the notes thereto or the Company Financial Statements or the notes thereto, (b) as set forth in Schedule 6.17, or (c) for non-material current liabilities incurred since the Recent Company Statement Date or the Recent Fund Statement Date in the Ordinary Course, as of the date hereof neither the Fund nor the Company has any liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the transactions or events occurring at or prior to the Closing.

        SECTION 6.18 PROPERTIES AND ASSETS; ENCUMBRANCES. The Company has good and marketable title to all of its properties and assets including, without limitation, the properties and assets listed in the Company Balance Sheet, free and clear of all Liens. Each lease and sublease under which the Company is lessee of any real or personal property is in full force and effect, and there is not under any such lease any existing or claimed default by the Company. The Company owns no real property.

        SECTION 6.19 INTANGIBLE ASSETS. The Company and the Fund are validly licensed or otherwise have the right to use, all trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights, including computer programs and software (collectively, "Intellectual Property Rights"), which are used in the conduct of the business of the Company or the Fund, including but not limited to the use of the name "Rea-Graham" by the Fund. No claims are pending or overtly threatened that the Company or the Fund is infringing or otherwise conflicting with the asserted rights of any Person with regard to any Intellectual Property Rights, including but not limited to the use of the name "Rea-Graham" by the Fund. No Person is infringing on the rights of the Company or the Fund with respect to any Intellectual Property Right, No Person has threatened any claim against the Company or the Fund in connection with the involvement of such Person in the conception and development of Intellectual Property Rights of the Company or the Fund.

        SECTION 6.20 COMPANY INSURANCE. There are in full force and effect one or more policies of insurance or fidelity bonds issued by insurers of recognized responsibility, insuring the Company and its properties and business against such losses and risks, and in such amounts, as are customary, or required by any Governmental Entity, in the case of corporations of established reputation engaged in the same or similar business and similarly situated (collectively, "Company Policies"). The Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those presently in effect.

        SECTION 6.21 JUDGMENTS; LITIGATION. There is no Action pending or threatened against or affecting the Company or the Fund or their properties, assets or business. The Company is not aware of any fact which might result in or form the basis for any such Action. Neither the Company nor the Fund is in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or of any Governmental Entity.

        SECTION 6.22 EMPLOYEE BENEFIT PLANS; EMPLOYEE RELATIONS. Except as set forth in Schedule 6.22, neither the Company nor the Fund has any (a) bonus, deferred compensation, pension, profit-sharing, stock option, employee stock purchase or retirement plans or other employee benefit plans, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA, or
(b) collective bargaining agreements or any written employment agreements.

        SECTION 6.23 PERMITS, LICENSES, ETC. The Company and the Fund have all franchises, licenses, permits and other governmental approvals (including, without limitation, registrations under the Securities Laws, the rules and regulations of NASD and under California law) (collectively, the "Permits") necessary to enable them to carry on their business as presently conducted. There are no proceedings pending or, to the knowledge of the Company, no event has occurred and no condition exists that is reasonably likely to form the basis for any proceeding, which is reasonably likely to result in revocation, cancellation or suspension of any Permit.

        SECTION 6.24 TAX MATTERS. With respect to the Company and the Fund, (a) all Tax Returns required by law to be filed have been filed, (b) all Taxes due with respect to such Tax Returns have been paid, except Taxes as to which adequate reserves have been provided in accordance with GAAP, (c) no deficiencies for any Taxes have been proposed, assessed or asserted by any taxing authority against either the Company or the Fund, (d) no adjustments to the net operating loss carryovers and the tax basis in the amortizable intangible assets of the Company or the Fund have been proposed, assessed or asserted by the IRS, (e) no waivers of the time to assess any material Taxes are outstanding nor are any written requests for such waivers pending, and (f) no Tax Return is currently being or has been audited by any taxing authority.

        SECTION 6.25 NO CONFLICT. Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of the Articles of Incorporation or bylaws of the Company, (b) conflict with, result in a breach or violation of, give rise to a default under, or result in the acceleration of performance under any mortgage, lease, agreement, note, bond, indentures, guarantee, any Permit, or any Legal Requirement to which the Company may be subject, or (c) give rise to an imposition of any Lien upon any of the assets of the Company.


        SECTION 6.26 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 6.26, since the Recent Company Statement Date or the Recent Fund Statement Date, as applicable, (a) there has been no Material Adverse Effect, (b) there has not been any material adverse change, or any event of which could reasonably be expected to cause a Material Adverse Effect, and (c) each of the Company and the Fund have conducted its business only in the ordinary Course.

        SECTION 6.27 COMPLIANCE WITH LAW. The Company and the Fund are in compliance with all Legal Requirements applicable to their business. The Company and the Fund have made all required registrations and filings with and submissions to all applicable Governmental Entities relating to their respective operations as currently conducted and as proposed to be conducted. All such registrations, filings and submissions were in compliance with all Legal Requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions, and no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

        SECTION 6.28 BROKER FEES. No broker, finder or similar agent has been employed by or on behalf of the Company or the Fund in connection with this Agreement or the transactions contemplated hereby, and neither the Company nor the Fund has entered into any agreement or understanding of any kind with any Person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

        SECTION 6.29 DISCLOSURE. No representation or warranty of the Company in this Agreement and no information contained in any Schedule or other writing delivered pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading.

                                    ARTICLE 7

             REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

               The Parent and Subsidiary hereby represent and warrant to, and covenant and agree with, the Company that:

        SECTION 7.1 EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by Parent and Subsidiary and constitutes a legal, valid and binding agreement of Subsidiary enforceable against such Parent and Subsidiary in accordance with its terms.

        SECTION 7.2 NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which such Subsidiary is a party or by which Parent and/or Subsidiary is bound, or violate any Legal Requirement applicable to or binding upon Parent and/or Subsidiary.

        SECTION 7.3 NO BROKERS. No broker, finder or similar agent has been employed by or on behalf of Parent or Subsidiary in connection with this Agreement or the transactions contemplated hereby, and Parent or Subsidiary has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.
        SECTION 7.4 REGULATION S OFFERING. The Parent is effecting a public offering of its preferred stock in Germany in full compliance with the exemptions from Securities Laws provided under Regulation S under the Securities Act and in full compliance with the securities laws of Germany and any other country where the offering is being made.

                                    ARTICLE 8

                      AFFIRMATIVE COVENANTS OF THE COMPANY

               During the period commencing on the date hereof and continuing through the Closing Date, the Company covenants and agrees that:

        SECTION 8.1 QUALIFICATION. The Company shall maintain all qualifications to transact business and remain in good standing in the State of California and in the foreign jurisdictions where it is presently registered or qualified.

        SECTION 8.2 ORDINARY COURSE. The Company shall conduct its business in, and only in, the Ordinary Course and, to the extent consistent with such business, the Company shall preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Closing Date.

        SECTION 8.3 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company shall comply promptly with all requirements that Applicable Law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the Subsidiary in connection with any such requirements imposed upon any Subsidiary, or upon any of its Affiliates, in connection therewith or herewith.

        SECTION 8.4 ADVISORY AGREEMENT AND UNDERWRITING AGREEMENT CONSENT. The Company shall use its best efforts to (a) cause the Board of Directors of the Fund to approve, and to solicit the shareholders of the Fund as promptly as practicable to approve (including recommending that the shareholders approve), a new investment advisory agreement for the Fund substantially in the form attached hereto as Annex A (the "New Advisory Agreement"), to be effective on the Closing Date, pursuant to the provisions of Section 15 of the Investment Company Act and consistent with all requirements of the Investment Company Act applicable thereto, and (b) to cause the Board of Directors of the Fund or the shareholders of the Fund to approve a new underwriting agreement for the Fund substantially in the form attached hereto as Annex B (the "New Underwriting Agreement"), to be effective on the Closing Date; pursuant to the provisions of
Section 15 of the Investment Company Act applicable thereto. Without limiting the generality of the foregoing, the Company shall use its best efforts to prepare and file or cause to be prepared and filed with the SEC and all other applicable governmental bodies and regulatory authorities, as promptly as practicable, all proxy solicitation materials necessary or advisable for solicitation of the approval of the shareholders of the Fund of the New Advisory Agreement and the New Underwriting Agreement. All such proxy solicitation materials shall comply in all material respects with all requirements of Applicable Law, including, without limitation, the Exchange Act and the Investment Company Act, and shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading. All costs and expenses associated with such proxy solicitation shall be borne by the Subsidiary as a post-closing allocation and shall not be charged to the Company or the Fund.

        SECTION 8.5 OTHER CONSENTS. The Company shall use its best efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by any party hereto in connection with the transactions contemplated hereby or the taking of any action in connection with the consummation thereof.

        SECTION 8.6 MAINTAIN INSURANCE. The Company shall maintain its Company Policies and the Fund shall maintain its Fund Policies in full force and effect and shall not do, permit or willingly allow to be done any act by which any of the Company Policies or the Fund Policies may be suspended, impaired or canceled.

        SECTION 8.7 PERMITS. The Company shall maintain in full force and effect, and comply with, all Permits.

        SECTION 8.8 TAX ASSESSMENTS AND AUDITS. The Company shall furnish promptly to the Subsidiary a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Company's operations for periods ending on or prior to the Closing Date. The Company shall promptly inform the Subsidiary, and permit the participation in and control by the Subsidiary, of any investigation, audit or other proceeding by a Governmental Entity in connection with any Taxes, assessment, governmental charge or duty and shall not consent to any settlement or final determination in any proceeding without the prior written consent of the Subsidiary.

        SECTION 8.9 SECTION 15(F). The Company shall use its best efforts to assure the compliance with the conditions of Section 15(f) of the Investment Company Act as it applies to the transactions contemplated by this Agreement.

        SECTION 8.10 CONDITIONS TO CLOSING. The Company shall use its best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 11.1 of this Agreement.

        SECTION 8.11 MATERIAL ADVERSE EFFECT. The Company shall promptly advise the Subsidiary orally and, within three business days thereafter, in writing of any change in the Company's or the Fund's business or condition that has had or may have a Material Adverse Effect.

        SECTION 8.12 ACCESS AND INFORMATION. The Company shall afford to the Subsidiary and the Subsidiary's accountants, counsel and other representatives, reasonable access to all of its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to the Subsidiary all information concerning its business, properties and personnel as the Subsidiary may reasonably request.

        SECTION 8.13 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and the Subsidiary, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

                                    ARTICLE 9

                        NEGATIVE COVENANTS OF THE COMPANY

               During the period commencing on the date hereof and continuing through the Closing Date, the Company covenants and agrees (except as expressly contemplated by this Agreement or to the extent that the Subsidiary shall otherwise expressly consent in writing) that:

        SECTION 9.1 DISCHARGE. The Company shall not cancel, compromise, release or discharge any claim of the Company upon or against any person or waive any right of the Company of material value, or discharge any Lien upon any asset of the Company or compromise any debt or other obligation of the Company to any person other than Liens, debts or obligations with respect to current liabilities of the Company.

        SECTION 9.2 CHANGE IN BUSINESS. The Company shall not (a) amend its Articles of Incorporation or bylaws, (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire, any business or any corporation, partnership, association or other business organization or division thereof, (c) enter into any partnership or joint venture, (d) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, (e) issue or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, or (f) liquidate or dissolve or obligate itself to do.

        SECTION 9.3 INDEBTEDNESS. The Company shall not incur any Indebtedness other than non-material obligations in the ordinary course of business, sell any debt securities or lend money to or guarantee the Indebtedness of any Person other than any additional subordinated loans that may be required to maintain the Company's compliance with the net capital rules under federal Securities Laws.

        SECTION 9.4 ACCOUNTING CHANGES. The Company shall not make any changes in the accounting principles, methods, record or practices followed by it or depreciation or amortization policies or rates heretofore adopted by it, and maintain its books, records and accounts in accordance with GAAP applied on a basis consistent with that of prior periods.

        SECTION 9.5 DISPOSITION OF ASSETS. The Company shall not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon any of its properties or assets, tangible or intangible, or any interest therein.

        SECTION 9.6 EMPLOYMENT MATTERS. The Company shall not (a) adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Company other than any additional subordinated loans as are referenced in Section 9.3.

        SECTION 9.7 MATERIAL CONTRACTS. The Company shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in breach or violation of any term of or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. The Company shall not become a party to any contract or commitment other than in the Ordinary

Course, and shall meet all of its contractual obligations in accordance with their respective terms.

        SECTION 9.8 FUND QUALIFICATION. The Company shall not take any action
(a) that would prevent the Fund from qualifying as a "regulated investment company" within the meaning of Section 851 of the Code, or (b) that would be inconsistent with the Fund's prospectus as currently in effect and other offering, advertising and marketing materials currently in use.

        SECTION 9.9 COMPETING OFFERS; MERGER OR LIQUIDATION. The Company shall not directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate or encourage the submissions of bids, offers or proposals by, any Person with respect to an acquisition of the Company or its assets or capital stock or a merger or similar transaction, and shall not engage any broker, financial adviser or consultant with an incentive to initiate or encourage proposals or offers from other parties. Furthermore, the Company shall not, directly or indirectly, through any officer, director, agent or otherwise, engage in negotiations concerning any such transaction with, or provide information to, any Person other than the Subsidiary and its representatives with a view to engaging, or preparing to engage, that Person with respect to any matters in this Section 9.9. The Company shall not commence any proceeding to merge, consolidate or liquidate or dissolve or obligate itself to do so.

                                   ARTICLE 10

                 COVENANTS OF CORPORATION, PARENT AND SUBSIDIARY

               The Corporation, Parent and Subsidiary jointly and severally covenant and agree (except as expressly contemplated by this Agreement or to the extent that the Company shall otherwise expressly consent in writing) as follows:

        SECTION 10.1 SECTION 15(F)(1)(A). The Subsidiary agrees that, for a period of not less than three years after the Closing Date, the Subsidiary shall (unless otherwise permitted pursuant to any exemptive order or other relief granted by the SEC) use its best efforts to ensure that no more than 25% of the members of the Board of Directors of the Fund shall be "interested persons" (as defined in the Investment Company Act) of the Company or any person that before or after the Closing Date was or is an affiliated person of the Company within the meaning of the Investment Company Act.

        SECTION 10.2 SECTION 15(F)(1)(B). The Subsidiary agrees that, for a period of not less than three years, the Subsidiary shall not take, recommend or endorse any action that would constitute an "unfair burden," as that term is used in Section 15 of the Investment Company Act, on the Fund.

        SECTION 10.3 CAPITALIZATION AND OPERATIONS OF THE SUBSIDIARY. The Parent shall have a minimum equity capitalization at the Closing Date of at least $10,000,000 U.S., which shall be reflected on a balance sheet of a date not more than 5 business days prior to the

Closing Date and certified as true and accurate by the Parent as of the Closing Date. Parent will cause Majority Shareholder to be elected a Director and President, Chief Executive Officer, Chief Financial Officer and designated Principal of the Subsidiary and Majority Shareholder shall have an initial three-year employment agreement with the Parent and the Subsidiary, substantially in the form of Annex C hereto. Subsidiary shall continue to be operated as a registered broker-dealer and investment adviser including as an underwriter and distributor of the Fund and shall be the principal operating vehicle for the mutual fund and investment advisory business operations in the
U. S. of Parent and Subsidiary and any affiliates thereof.

        SECTION 10.4 OPERATIONS OF THE COMPANY AND THE FUND. Promptly after the Closing, Subsidiary will cause the name of the Fund to be changed to American Diversified Funds, Inc. with a single portfolio to remain the Rea-Graham Balanced Fund. Subsidiary will further prepare and register with the SEC under the Securities Act, two additional mutual fund series portfolios, one an American Diversified Mini-Cap Fund for distribution in Europe and one an American Diversified Germany Growth Fund for distribution in the U.S. Subsidiary agrees to ensure that any series of the Fund using the Names shall not take or endorse any action that would render the name or title of the Fund, or of any security of which such series is the issuer, deceptive or misleading. Subsidiary will continue to manage the Rea-Graham Balanced Fund for a period of at least three (3) years from the Closing in accordance with the investment policies set forth in the current Fund Prospectus and shall use its best efforts to increase the marketing and sale of shares of the Fund to increase the Fund assets by least $20 million within three months of closing.

        SECTION 10.5 COVENANTS OF THE CORPORATION. The Corporation agrees to take all action as shall be required to cause the Parent and Subsidiary to complete the Merger and to perform and comply with all conditions to which they are subject under this Agreement.

                                   ARTICLE 11

                         CONDITIONS PRECEDENT TO CLOSING

        SECTION 11.1 CONDITIONS OF SUBSIDIARY'S OBLIGATIONS. Notwithstanding any other provision of this Agreement, the obligations of the Subsidiary to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                      11.1.1 New Advisory Agreement. The shareholders of the Fund shall have approved the terms of the New Advisory Agreement in accordance with provisions of Section 15 of the Investment Company Act.

                      11.1.2 New Underwriting Agreement. The Board of Directors of the Fund or the shareholders of the Fund shall have approved the terms of the New Underwriting Agreement in accordance with the provisions of
Section 15 of the Investment Company Act.

                      11.1.3 NASD Broker/Dealer Approval. The NASD shall have approved in writing the change in ownership of the Company contemplated by this Agreement.

                      11.1.4 Adverse Proceedings. There shall not be instituted, or pending or threatened, any Action before any Government Entity
(a) challenging the Merger or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (b) seeking to prohibit the direct or indirect ownership or operation by the Subsidiary of all or a material portion of the business or assets of the Company, or to compel the Subsidiary or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or the Subsidiary.

                      11.1.5 No Errors, etc. The representations and warranties of the Company in this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company shall have complied with all covenants and agreements and satisfied all conditions on the Company's part to be performed or satisfied on or prior to the Closing Date

                      11.1.6 Opinion of the Company's Counsel. Subsidiary shall have received from Jeffers, Wilson, Shaff & Falk LLP, counsel for the Company, a written opinion dated the Closing Date and addressed to the Subsidiary, in substantially the form attached as Exhibit C hereto.

                      11.1.7 Certificate of the Company. Subsidiary shall have received from the Company a certificate dated the Closing Date in substantially the form attached as Exhibit D hereto.

                      11.1.8 Other Consents. All consents from third parties, including from any Governmental Entity, landlord or other Person, necessary for the consummation of the transactions contemplated hereby shall have been obtained.

                      11.1.9 Government Filings. All filings and approvals required to have been made with or obtained from any Governmental Entity in connection with the transactions contemplated hereby by the Company will have been made or obtained.

                      11.1.10 Material Adverse Effect. No act, event or condition shall have occurred after the date hereof which the Subsidiary, in its reasonable discretion, determines has had or could have a Material Adverse Effect.

                      11.1.11 Material Contracts. All material contracts listed in Schedules 6.8 and 6.13 hereto, including, without limitation, the Dealer Agreements, shall be in full force and effect on the Closing Date.

        SECTION 11.2 CONDITIONS OF COMPANY'S OBLIGATIONS. Notwithstanding any other provision of this Agreement, the obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

        11.2.1 Adverse Proceedings. There shall not be instituted and pending or threatened any Action before any Governmental Entity (a) challenging the Merger or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby or (b) seeking to prohibit the direct or indirect ownership or operation by the Subsidiary of all or a material portion of the business or assets of the Company, or to compel the Subsidiary or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or the Subsidiary.

        11.2.2 No Errors, etc. The representations and warranties of the Parent and Subsidiary in this Agreement shall be true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Parent and/or Subsidiary shall have complied with all covenants and agreements and satisfied all conditions on person's part to be performed or satisfied on or prior to the Closing Date.

        11.2.3 Certificates of Corporation, Parent and Subsidiary. The Company shall have received from the Corporation, Parent and Subsidiary certificates dated the Closing Date in substantially the form attached as Exhibits E-1, E-2 and E-3 hereto.

        11.2.4 Opinion of the Subsidiary's Counsel. Company shall have received from counsel for the Subsidiary a written opinion dated the Closing Date and addressed to the Company, in substantially the form attached as Exhibit F hereto.

                                   ARTICLE 12

                        TERMINATION, AMENDMENT AND WAIVER

  SECTION 12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                      (a) by mutual consent of the Subsidiary and the Company;

                      (b) by the Subsidiary if the Closing has not occurred on or before March 1, 1998;

                      (c) by the Subsidiary if (i) at any time the Subsidiary has reasonable grounds to believe, and does believe, that there has been a material misrepresentation, breach of warranty or breach of covenant by the Company under this Agreement or (ii) any of the conditions precedent to Closing set forth in Section 11.1 of this Agreement have not been met on the Closing Date; or

                      (d) by the Company if (i) at any time the Company has reasonable grounds to believe, and does believe, that there has been a material misrepresentation, breach of warranty or breach of covenant by the Subsidiary sunder this Agreement or (ii) any of the conditions precedent to Closing set forth in Section 11.2 of this Agreement have not been met on the Closing Date.

        SECTION 12.2         EFFECT OF TERMINATION.

                      (a)    Upon termination of this Agreement as provided in
Section 12.1(a), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective agents or other representatives.

                      (b) In the event of termination of this Agreement as provided in Section 12.1(b), (c) or (d) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other Person under the terms of this Agreement or otherwise.

        SECTION 12.3 AMENDMENT. This Agreement may be amended at any time only by a written instrument executed by the Corporation, Parent, Subsidiary, Company and the Majority Shareholder.


        SECTION 12.4 WAIVER. Any term or provision of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits thereof. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

                                   ARTICLE 13

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

        SECTION 13.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) for a period of three years from the Closing and no claim may be made hereunder unless written notice of the claim is given within a three year period.

        SECTION 13.2         INDEMNIFICATION.

                      (a) The Company covenants and agrees to defend, indemnify and hold harmless each Subsidiary from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by the Company pursuant to this Agreement; or (iii) any Action arising out of or resulting from the conduct by the Company of its business or operations, or the Company's occupancy or use of its properties or assets, on or prior to the Closing Date.

                      (b) The Subsidiary covenants and agrees to defend, indemnify and hold harmless the Company from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by such Subsidiary in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing or (ii) the failure of such Subsidiary to perform or observe fully any covenant, agreement or provision to be performed or observed by such Subsidiary pursuant to this Agreement.

        SECTION 13.3         THIRD PARTY CLAIMS.

                      (a)    If any party entitled to be indemnified pursuant to
Section 13.2 (an "Indemnified Party") receives notice of the assertion by any third party of any claim or of the commencement by any such third party of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with respect to which another party hereto (an "Indemnifying Party") is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim; provided, however, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

                      (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, however, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

                      (c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, however, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

                      (d) Anything contained in this Section 13.3 to the contrary notwithstanding, the Company shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief for other than money damages against the Subsidiary or which the Subsidiary determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of the Subsidiary.

        SECTION 13.4         LIMITATIONS ON INDEMNIFICATION.

                      (a) Notwithstanding any other provision of this Agreement, an Indemnified Party shall have no right to indemnification under this Article 13 unless an until the amount of Damages due the Indemnified Party, together with all claims for Damages of all Indemnified Parties, equals or exceeds $10,000.00 in the aggregate, in which event the Indemnified Parties shall be indemnified for the entire amount of such Damages (including the first $10,000.00).

        SECTION 13.5 INDEMNIFICATION NON-EXCLUSIVE. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

                                   ARTICLE 14

                               GENERAL PROVISIONS

        SECTION 14.1 NOTICES. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

                      (i)    if to the Company or the Majority Shareholder:
                             James Buchanan Rea, Inc.
                             12100 Wilshire Blvd., #680
                             Los Angeles, CA  90025
                             Attention:     James Buchanan Rea, Jr.
                             Telephone:     (310) 442-2660
                             Telecopy:      (310) 442-2661

                      With a copy to:

                             Jeffers Wilson, Shaff & Falk LLP
                             18881 Von Karman, Suite 1400
                             Irvine, California 92612
                             Attention:     Michael B. Jeffers, Esq.
                             Telephone:     (714) 660-7700
                             Telecopy:      (714) 660-7799

                      (ii)   If to the Subsidiary:
                             American Diversified Securities, Inc.
                             127 Via Coronado
                             Rancho Santa Fe, California 92091
                             Attention:     Peter Hartmann
                             Telephone:     (619) 759-3552
                             Telecopy:      (619) 759- 3563

                      With a copy to:

                      [name of counsel]


                      (iii)  If to the Parent:

                             American Diversified Holdings, Inc.
                             3525 Del Mar Heights Road, #145
                             San Diego, California 92130
                             Attention:     Peter Hartmann
                             Telephone:     (619) 759-3552
                             Telecopy:      (619) 759-3563

                      (iv)   If to the Corporation:

                             American Diversified Corporation
                             _________________________________

                             _________________________________

                             Attention:
                             Telephone: ____________________________
                             Telecopy:  ____________________________

        SECTION 14.2 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

        SECTION 14.3 ENTIRE AGREEMENT. This Agreement, including the annexes and schedules attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

        SECTION 14.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefits of the Corporation, Parent, Subsidiary, Company and the Majority Shareholder and their respective transferees, successors, heirs and permitted assigns.

        SECTION 14.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

        SECTION 14.6 RECITALS, SCHEDULES AND ANNEXES. The recitals, schedules and annexes to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

        SECTION 14.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

(PLAN AND AGREEMENT OF MERGER AND REORGANIZATION SIGNATURE PAGE)

        IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, all as of the date first above set forth.

                                        CORPORATION:

                                        AMERICAN DIVERSIFIED CORPORATION


                                        By /s/ Klaus Conradi
                                           --------------------------------
                                        Its President
                                           --------------------------------

                                        PARENT:

                                        AMERICAN DIVERSIFIED HOLDINGS, INC.


                                        By /s/ Peter Hartmann
                                           --------------------------------
                                        Its President
                                           --------------------------------

                                        SUBSIDIARY:

                                        AMERICAN DIVERSIFIED SECURITIES, INC.


                                        By /s/ James Buchanan Rea, Jr.
                                           --------------------------------
                                        Its President, CFO
                                           --------------------------------
                                        COMPANY:

                                        JAMES BUCHANAN REA, INC.


                                        By /s/ James Buchanan Rea, Jr.
                                           --------------------------------

                                        MAJORITY SHAREHOLDER:

                                       /s/ James Buchanan Rea, Jr.
                                       -------------------------------
                                       James Buchanan Rea, Jr.